UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 14, 2002

HYPERTENSION DIAGNOSTICS, INC

(Exact name of Registrant as specified in its charter)

Minnesota	0-24635	41-1618036

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2915 Waters Road, Suite 108 Eagan, Minnesota	55121

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-687-9999

ITEM 5. OTHER EVENTS .
ITEM 7. EXHIBITS.
SIGNATURE
EX-99.1 Press Release

Items 1, 2, 3, 4, 6, and 8 are not applicable and therefore omitted.

ITEM 5. OTHER EVENTS .

     On April 5, 2002, Hypertension Diagnostics, Inc. (the “Company”) filed a Registration Statement on Form S-3 (File No. 333-85632) relating to the offering (the “Offering”) of 2,356,073 Redeemable Class B Warrants (the “Class B Warrant”) to eligible holders of the Company’s Redeemable Class A Warrants (the “Class A Warrant”). This registration statement was declared effective by the U.S. Securities and Exchange Commission at 4:30 p.m. Washington D.C. time on June 6, 2002. The expiration of the Offering was at 5:00 p.m. Central Time on November 14, 2002. Also at 5:00 p.m. Central Time on November 14, 2002, the Company’s Class A Warrants expired.

     In connection with the Offering, certain Class A Warrants were exercised resulting in the issuance of 57,400 shares of Common Stock. The exercise of the Class A Warrants during the Offering resulted in gross proceeds of $57,400 to the Company. As a result of the exercise of the Class A Warrants in the Offering, the Company issued Class B Warrants to purchase 57,400 shares of the Company’s Common Stock. As of November 15, 2002, there are a total of 453,018 shares of the Company’s Common Stock purchasable through the exercise of the Class B Warrants. The Class B Warrants expire on January 23, 2006 and have an exercise price of $1.00 per share of Common Stock issuable upon exercise.

     The Company issued a press release, exhibit 99.1 hereto, announcing the results of the offering of its Redeemable Class B Warrants.

ITEM 7. EXHIBITS.

Exhibit 99.1	Press Release dated November 20, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC

By	/s/ James S. Murphy Its Senior Vice President, Finance and Administration and Chief Financial Officer

Dated: November 20, 2002